Exhibit 99.1

LKQ Corporation Announces Conference Call to Discuss Acquisition of Sator Beheer and Recent Refinancing
Chicago, IL (May 13, 2013)-LKQ Corporation (Nasdaq: LKQ) announced today that members of senior management will host a conference call and simultaneous webcast presentation on Wednesday, May 15, 2013, at 4:00 p.m. Eastern Time (3:00 p.m. Central Time) to discuss the previously announced Sator Beheer acquisition, recent amendments to its senior secured credit facility and the closing of its senior notes offering.
Conference Call & Presentation
To access the investor conference call, please dial (877) 407-0668. International access to the call may be obtained by dialing (201) 689-8558.
To access the investor presentation please click on the following URL link 15 minutes prior to the call:
http://goo.gl/VqnCO
The conference call and the investor presentation can also be accessed via the Company website, www.lkqcorp.com. The investor presentation will be available on the website approximately 15 minutes prior to the call.
A replay of the conference call will be available by telephone at (877) 660-6853 or (201) 612-7415 for international calls. The telephone replay will require you to enter conference ID: 414793 #. An online replay of the audio webcast will be available on the Company's website. Both formats of replay will be available through May 25, 2013. Please allow approximately two hours after the live presentation before attempting to access the replay.
About LKQ Corporation
LKQ Corporation is the largest nationwide provider of aftermarket, recycled and refurbished collision replacement parts, and a leading provider of recycled transmissions and remanufactured engines, all in connection with the repair of automobiles and other vehicles. LKQ also has operations in the United Kingdom, the Benelux, France, Canada, Mexico and Central America. LKQ operates more than 500 facilities, offering its customers a broad range of replacement systems, components and parts to repair automobiles and light, medium and heavy-duty trucks.

Joseph P. Boutross-LKQ Corporation
Director, Investor Relations
(312) 621-2793
jpboutross@lkqcorp.com